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                                                                    Exhibit 99.7



                              STATE OF CALIFORNIA
                  BUSINESS, TRANSPORTATION AND HOUSING AGENCY
                          DEPARTMENT OF CORPORATIONS



                                                               File No. 506-1632


                                    PERMIT

                        THIS PERMIT IS PERMISSIVE ONLY
                   AND DOES NOT CONSTITUTE A RECOMMENDATION
            OR ENDORSEMENT OF THE SECURITIES PERMITTED TO BE ISSUE


Issuer:  Farmers & Merchants Bancorp

is hereby qualified to offer, sell and issue the securities described in its application filed February 22, 1999, and any amendments and supplements thereto to the date hereof, to the persons described in said application, for the considerations, uses and purposes, and in the manner set forth in said application. This qualification is effective for 12 months from the date hereof.

Dated:  San Francisco, California


                                       WILLIAM KENEFICK
                                       Acting Commissioner of Corporations



     April 13, 1999                    By  /s/ Roger Borgen
                                         -----------------------------------
                                        Roger Borgen
                                        Senior Corporations Counsel
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                              STATE OF CALIFORNIA
                  BUSINESS, TRANSPORTATION AND HOUSING AGENCY
                          DEPARTMENT OF CORPORATIONS



                                                               File No. 506-1632


Applicant: Farmers & Merchants Bancorp



                       CERTIFICATE OF ISSUANCE OF PERMIT


        I, WILLIAM KENEFICK, Acting Commissioner of Corporations, hereby certify:

        1. By application filed February 22, 1999 applicant seeks qualification for the offer and sale of securities under section 25121 of the Corporate Securities Law of 1968, as amended.

        2. The terms and conditions of the proposed offer and sale of securities are described in that application and the Notice of Hearing executed March 11, 1999.

        3. At applicant's request and upon due notice to all persons to whom it is proposed to issue such securities, a hearing was held April 6, 1999, before the Department of Corporations, upon the fairness of the terms and conditions of such offer and sale of securities. All proposed issues had the right to appear.

        4. The terms and conditions are fair and are approved. Qualification by permit for the offer and sale of such securities is effective the date hereof.

Dated: San Francisco, California


                                        WILLIAM KENEFICK
                                        Acting Commissioner of Corporations



        April 13, 1999                  By  /s/ Roger Borgen
                                          ----------------------------------
                                          Roger Borgen
                                          Senior Corporations Counsel